EXHIBIT 99.1

FOR IMMEDIATE RELEASE

March 14, 2023

THE EASTERN COMPANY REPORTS FOURTH QUARTER AND FULL-YEAR 2022 RESULTS
FULL-YEAR NET SALES FROM CONTINUING OPERATIONS INCREASED 13%

•	Strong demand across core markets, combined with superb execution by our teams, drove growth in net sales from continuing operations to $279.3 million in 2022, an increase of 13% compared to net sales from continuing operations in 2021.

•	To streamline our portfolio of businesses and build scale in our largest businesses, we divested Argo EMS in the fourth quarter of 2022. With this divestiture completed, we are focused on accelerating organic growth, new product innovation, and margin enhancement at our core businesses.

•	Eastern’s balance sheet remains strong with net leverage of 2.27x as of the end of 2022, down from 2.46x at the end of 2021. We made total debt payments of $17.5 million, of which $10.0 million was a repayment of the revolving credit facility, partly funded by the proceeds of our recent divestiture.

SHELTON, CT – March 14, 2023 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the fourth fiscal quarter and full-year ended December 31, 2022.

President and CEO Mark Hernandez commented, “Net sales from continuing operations for 2022 increased 13% compared to 2021, due to demand across a broad range of our commercial vehicle and industrial markets. In addition, sales of new products, including several new truck mirror program launches, contributed significantly to sales growth at Velvac. Similarly, net sales from Big 3 Precision Products, our returnable transport packaging business, grew by 33% compared to 2021, as our customers stepped up preparations for new product launches that are scheduled to take place in 2023.”

“Our backlog at the end of 2022 was $72.5 million, a decrease of $10.3 million, or 12% from the backlog at the end of 2021. The decrease in backlog was primarily the result of timing as we transition from old to new programs with our commercial vehicle and automotive customers.”

Mr. Hernandez added, “2022 proved to be another challenging year post-COVID. Each of our businesses experienced varying degrees of instability due to freight bottlenecks, and cost fluctuations for freight and raw materials. Our teams continued to execute well in a very challenging market environment. All our businesses experienced supply chain disruptions and increases in freight and raw material costs. We were able to partly offset these costs through timely price increases and cost recovery actions. We also reduced late deliveries through active sourcing and supply chain management and ended 2022 with working capital as a percentage of sales of 26.1% compared to 27.2% at the end of 2021. We were also able to divest our last remaining non-core business, Argo EMS, which will allow us to focus on our core capabilities and offerings. In all, I believe our execution in 2022 underscores the quality of the leadership team we have built.”

Mr. Hernandez continued, “Our balance sheet continues to strengthen. In 2022, we reduced our total debt outstanding by $7.2 million to $64.1 million at the end of 2022. At the end of 2022, our net leverage ratio was 2.27x, and our fixed charge coverage ratio was 1.35, both of which comfortably comply with our bank covenants of 4.25x and 1.25x, respectively. We grew our raw material and work-in-process inventories to mitigate the impact of slow supply chains as well as to prepare for the anticipated growth of several new class 8 truck mirror programs. We expect to reduce the current level of working capital in the coming quarters as we start shipping on several new class 8 truck mirror programs and believe that our solid balance sheet and ample liquidity will fuel an acceleration in the growth of our three businesses.”

Fourth Quarter and Full Year 2022 Financial Results

Net sales from continuing operations for 2022 increased 13% to $279.3 million from $246.5 million in 2021. Sales volume of existing products increased net sales by 7% in 2022 compared to 2021 while price increases and new products increased net sales in 2022 by 6%. Net sales from continuing operations in the fourth quarter of 2022 increased 16% to $69.1 million from $59.6 million in the fourth quarter of 2021. Sales volume of existing products increased net sales by 11%, while price increases and new products contributed 5% in sales growth in the fourth quarter of 2022 when compared to sales in the fourth quarter of 2021.

1

Gross margin as a percentage of net sales was 21% in 2022 compared to 23% in 2021, primarily due to the combination of higher material costs, freight costs, and other inventory write-offs. Gross margin as a percentage of net sales for the fourth quarter of 2022 was 17% compared to 20% for the fourth quarter of 2021.

Net income from continuing operations for 2022 decreased by 32% to $11.1 million, or $1.77 per diluted share, from $16.2 million, or $2.58 per diluted share, in 2021. In 2022, net income was negatively impacted by restructuring costs of $0.5 million, net of tax, related to a warehouse consolidation into Eberhard, loss on sale of the Wheeling, IL building in the first quarter of 2022 of $0.2 million, net of tax, partially offset by a gain on sale of the Eastern corporate office building in the third quarter of 2022 of $0.5 million, net of tax. Net income for 2021 was positively impacted by a $1.4 million gain, net of tax, related to the sale of the Eberhard Hardware property in the first quarter, partially offset by factory relocation and start-up costs of $0.5 million, net of tax. Net income for the fourth quarter of 2022 decreased 95% to $0.2 million, or $0.03 per diluted share, from $3.9 million, or $0.62 per diluted share, in 2021. In the fourth quarter of 2022, net income was negatively impacted by the restructuring costs related to the warehouse consolidation into Eberhard.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the fourth quarter and full-year 2022 and other matters on March 15, 2023, at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in US & Canada) or 973-528-0011 (international), using access code 714535. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/47709.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations, and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would,” “should,” “could,” “may,” “will,” “believes,” “estimates,” “intends,” “continues,” “reflects,” “plans,” “anticipates,” “expects,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management’s current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include the impact of the COVID-19 pandemic and resulting economic effects, including supply chain disruptions, cost inflation, rising interest rates, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and the impact of market conditions on pension plan funded status. Other factors include, but are not limited to: the effect on interest rates of the replacement of the London Interbank Offered Rate (LIBOR) with a Secured Overnight Financing Rate (SOFR), risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability; restrictions on operating flexibility imposed by the agreement governing our credit facility; the inability to achieve the savings expected from global sourcing of materials; the impact of higher raw material and component costs, including the impact of supply chain shortages and inflation, particularly steel, plastics, scrap iron, zinc, copper and electronic components; lower-cost competition; our ability to design, introduce and sell new or updated products and related components; market acceptance of our products; the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

2

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP. A reconciliation of non-GAAP financial measures referenced in this release to the nearest GAAP results is provided with this release.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations and Adjusted EBITDA from Continuing Operations, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income from continuing operations, diluted earnings per share from continuing operations, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses and restructuring costs. Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses and restructuring costs. We believe that Adjusted Earnings Per Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses and restructuring expenses. Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Mark Hernandez or Nicholas Vlahos

203-729-2255

3

The Eastern Company

Consolidated Balance Sheets

	December 31,	January 1,
	2022	2022
ASSETS
Current Assets
Cash and cash equivalents	$10,187,522	$6,168,304
Accounts receivable, less allowances: 2022-$677,000; 2021-$515,000	42,886,250	43,151,500
Inventories:
Raw materials and component parts	25,924,696	25,113,487
Work in process	9,323,082	9,636,009
Finished goods	29,388,813	28,112,846
	64,636,591	62,862,342

Current portion of note receivable	1,006,421	1,027,125
Prepaid expenses and other assets	6,598,774	6,943,691
Current assets held for sale	-	3,521,899
Total Current Assets	125,315,558	123,674,861

Property, Plant and Equipment
Land	824,344	1,292,890
Buildings	14,360,165	16,318,957
Machinery and equipment	40,928,380	39,323,233
Accumulated depreciation	(30,000,797)	(28,631,329)
Property, Plant and Equipment, net	26,112,092	28,303,751

Other Assets
Goodwill	70,777,459	72,211,873
Trademarks	5,514,886	5,409,720
Patents, technology and other intangibles net of accumulated amortization	18,819,897	22,863,497
Long term note receivable, less current portion	2,276,631	2,726,698
Deferred income taxes	488,989	-
Right of Use Assets	12,217,521	11,138,535
Total Other Assets	110,095,383	114,350,323

TOTAL ASSETS	$261,523,033	$266,328,935

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$27,638,317	$29,633,974
Accrued compensation	3,327,832	4,375,867
Other accrued expenses	3,944,964	4,808,000
Current portion of lease liability	3,059,547	2,664,895
Current portion of long-term debt	9,010,793	7,500,000
Current liabilities held for sale	-	580,990
Total Current Liabilities	46,981,453	49,563,726

Deferred income taxes	-	1,151,759
Other long-term liabilities	754,762	668,354
Lease liability	9,195,205	8,639,339
Long-term debt, less current portion	55,136,231	63,813,522
Accrued postretirement benefits	666,222	1,284,589
Accrued pension cost	22,174,465	26,605,382
Total Liabilities	134,908,338	151,726,671

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares
Issued: 9,056,421 shares in 2022 and 9,029,852 shares in 2021
Outstanding: 6,221,976 shares in 2022 and 6,265,527 shares in 2021	33,586,165	32,620,008
Treasury Stock: 2,834,445 shares in 2022 and 2,765,325 shares in 2021	(22,544,684)	(20,907,613)
Retained earnings	138,985,852	129,422,625
Accumulated other comprehensive loss:
Foreign currency translation	(1,140,978)	818,446
Unrealized (loss) gain on interest rate swap, net of tax	1,449,754	(355,988)
Unrecognized net pension and postretirement benefit costs, net of tax	(23,721,414)	(26,995,214)
Accumulated other comprehensive loss	(23,412,638)	(26,532,756)
Total Shareholders’ Equity	126,614,695	114,602,264
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$261,523,033	$266,328,935

4

The Eastern Company

Consolidated Statements of Income

	Year Ended
	December 31,	January 1,
	2022	2022
Net sales	$279,265,146	$246,522,823
Cost of products sold	(220,648,900)	(189,756,610)
Gross margin	58,616,246	56,766,213

Product development expense	(4,241,211)	(4,101,399)
Selling and administrative expenses	(39,508,849)	(35,218,028)
Restructuring costs	(699,868)	-
Operating profit	14,166,318	17,446,786

Interest expense	(2,275,612)	(1,747,723)
Other income	2,512,211	3,371,497
Income from continuing operations before income taxes	14,402,917	19,070,560

Income taxes	(3,352,456)	(2,888,217)
Net income from continuing operations	$11,050,461	$16,182,343

Discontinued Operations (see note 3)
Gain from operations of discontinued units	$1,360,773	$2,870,588
Gain (loss) on sale of businesses	305,539	(11,807,512)
Income tax (expense) benefit	(414,855)	2,103,752
Net gain (loss) on discontinued operations	$1,251,457	$(6,833,172)

Net Income	$12,301,918	$9,349,171
Earnings per share from continuing operations:
Basic	$1.78	$2.58

Diluted	$1.77	$2.58

Gain (loss) per share from discontinued operations:
Basic	$0.20	$(1.09)

Diluted	$0.20	$(1.09)

Total earnings per share:
Basic	$1.98	$1.49

Diluted	$1.97	$1.49

Cash dividends per share:	$0.44	$0.44

5

Consolidated Statements of Cash Flows

	Year Ended
	December 31, 2022	January 1, 2022
Operating Activities
Net income	$12,301,918	$9,349,171
Less: Gain (loss) from discontinued operations	1,251,457	(6,833,172)
Income from continuing operations	$11,050,461	$16,182,343
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,235,143	7,241,073
Unrecognized pension and postretirement benefits	(3,575,749)	(4,032,917)
Gain on sale of equipment and other assets	(274,238)	(2,470,339)
Provision for doubtful accounts	207,040	73,097
Stock compensation expense	966,157	1,118,967
Deferred taxes	(3,047,762)	(3,010,111)
Changes in operating assets and liabilities:
Accounts receivable	(1,075,218)	(11,282,090)
Inventories	(5,298,977)	(19,608,565)
Prepaid expenses and other	(293,348)	(3,527,171)
Other assets	193,784	(519,478)
Accounts payable	(1,741,258)	8,834,545
Accrued compensation	(923,146)	947,171
Other accrued expenses	3,905,457	2,296,052
Net cash provided by (used in) operating activities	7,328,346	(7,757,423)

Investing Activities
Marketable securities	—	28,951
Business disposition	—	2,325
Issuance of notes receivable	(400,000)	(2,500,000)
Payments received from notes receivable	870,771	821,868
Proceeds from sale of businesses	5,814,019	17,030,726
Proceeds from sale of building and equipment	2,171,073	1,980,729
Purchases of property, plant and equipment	(3,365,594)	(3,719,815)
Net cash provided by investing activities	5,090,269	13,644,784

Financing Activities
Proceeds from issuance of long-term debt and notes payable	260,793	—
Proceeds from short term borrowings (revolver)	10,000,000	—
Principal payments on long-term debt	(17,505,501)	(17,274,410)
Financing leases, net	(155,386)	126,797
Purchase common stock for treasury	(1,637,072)	(369,651)
Dividends paid	(2,738,691)	(2,755,686)
Net cash used in financing activities	(11,775,857)	(20,272,950)

Discontinued Operations
Cash provided by (used in) operating activities	3,135,874	5,733,884
Cash used in investing activities	—	(1,022,256)
Cash provided by discontinued operations	3,135,874	4,711,628

Effect of exchange rate changes on cash	(193,540)	174,756
Net change in cash and cash equivalents	3,585,092	(9,499,205)

Cash and cash equivalents at beginning of period	6,602,430	16,101,635
Cash and cash equivalents at end of period ¹	$10,187,522	$6,602,430

Supplemental disclosure of cash flow information:
Interest	$2,502,883	$2,271,818
Income taxes	3,679,678	2,318,018

Non-cash investing and financing activities
Right of use asset	1,078,986	(1,456,128)
Lease liability	(950,518)	1,329,331

¹ includes cash from assets held for sale of $0.4 million as of January 1, 2022

6

Reconciliation of Non-GAAP Measures

Adjusted Net Income and Adjusted Earnings per Share from Continuing Operations Calculation

For the Three and Twelve Months ended December 31, 2022 and January 1, 2022

($000’s)

	Three Months Ended				Twelve Months Ended
	December 31, 2022		January 1, 2022		December 31, 2022		January 1, 2022

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$167		$3,913		$11,050		$16,182

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):
Basic	0.03		0.62		1.78		2.58
Diluted	0.03		0.62		1.77		2.58

Adjustments:
Gain on sale of Eberhard Hardware Ltd building, net of tax							(1,353)	A
Factory relocation, net of tax							105	B
Factory start-up costs, net of tax			161	C			348	C
Loss on sale of Wheeling, IL building, net of tax					202	D
Gain on sale of Eastern corporate office building, net of tax					(474)	E
Restructuring costs, net of tax	525	F			525	F
Total adjustments	525		161		253		(900)

Adjusted net income from continuing operations (Non-GAAP)	$692		$4,074		$11,303		$15,282

Adjusted earnings per share from continuing operations (Non-GAAP):
Basic	$0.11		$0.65		$1.82		$2.44
Diluted	$0.11		$0.65		$1.81		$2.44

A) Gain on sale of Eberhard Hardware Ltd property

B) Costs incurred on relocation of ILC facility in Wheeling, IL

C) Costs incurred on start-up of Eberhard factory in Reynosa, MX

D) Loss on sale of ILC building in Wheeling, IL

E) Gain on sale of Eastern corporate office building

F) Restructuring costs associated with warehouse consolidation into Eberhard

7

Reconciliation of Non-GAAP Measures

Adjusted EBITDA from Continuing Operations Calculation

For the Three and Twelve Months ended December 31, 2022 and January 1, 2022

($000’s)

	Three Months Ended				Twelve Months Ended
	December 31, 2022		January 1, 2022		December 31, 2022		January 1, 2022

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$167		$3,913		$11,050		$16,182

Interest expense	692		359		2,276		1,748
Provision for income taxes	(146)		(802)		3,352		2,771
Depreciation and amortization	1,846		2,052		7,235		7,241

Gain on sale of Eberhard Hardware Ltd building							(1,841)	A
Factory relocation							139	B
Factory start-up costs			215	C			465	C
Loss on sale of Wheeling, IL building					269	D
Gain on sale of Eastern corporate office building					(624)	E
Restructuring costs	700	F			700	F
Adjusted EBITDA from continuing operations (Non-GAAP)	$3,259		$5,737		$24,258		$26,708

A) Gain on sale of Eberhard Hardware Ltd property

B) Costs incurred on relocation of ILC facility in Wheeling, IL

C) Costs incurred on start-up of Eberhard factory in Reynosa, MX

D) Loss on sale of ILC building in Wheeling, IL

E) Gain on sale of Eastern corporate office building

F) Restructuring costs associated with warehouse consolidation into Eberhard

8